Calculation of Filing Fee Tables
S-4
DTSQ Purchaser Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.00001 per share (issuable upon conversion of DTCS Ordinary Shares in the Redomestication Merger)	Other	1,652,509	$ 11.37	$ 18,789,027.33	0.0001381	$ 2,594.76
Fees to be Paid	2	Other	Rights to receive Class A Common Stock (DTCS Public Rights)	Other	6,900,000	$ 0.1002	$ 691,380.00	0.0001381	$ 95.48
Fees to be Paid	3	Equity	Class A Common Stock, par value $0.00001 per share (merger consideration to PGUS Class A stockholders)	Other	22,927,133		$ 1,489,800,000.00	0.0001381	$ 205,741.38
Fees to be Paid	4	Equity	Class B Common Stock, par value $0.00001 per share (merger consideration to PGUS Class B stockholders)	Other	85,984,603		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Non-Redemption Warrants to purchase Class A Common Stock	Other	1,931,900		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	Class A Common Stock, par value $0.00001 per share (issuable upon conversion of DTCS Public Rights)	Other	766,667		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Class A Common Stock, par value $0.00001 per share (issuable upon exercise of Converted Company Warrants)	Other	17,307,038	$ 0.90	$ 15,576,334.20	0.0001381	$ 2,151.09
Fees to be Paid	8	Equity	Class A Common Stock, par value $0.00001 per share (issuable upon exercise of Converted Company Options)	Other	13,300,000	$ 0.0197	$ 262,010.00	0.0001381	$ 36.18
Fees to be Paid	9	Equity	Class A Common Stock, par value $0.00001 per share (issuable upon exercise of Non-Redemption Warrants)	Other	1,931,900	$ 2.00	$ 3,863,800.00	0.0001381	$ 533.59
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,528,982,551.53		$ 211,152.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 211,152.48
Offering Note
[1]	The securities are being registered in connection with the business combination (the "Business Combination") between DT Cloud Star Acquisition Corporation ("DTCS") and PrimeGen US, Inc. ("PGUS"), pursuant to which DTCS will merge with and into DTSQ Purchaser Inc. ("Pubco") and DTSQ Merger Sub, Inc. will merge with and into PGUS, with PGUS surviving as a wholly owned subsidiary of Pubco. Fees calculated pursuant to Rules 457(c), 457(f), and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Calculated pursuant to Rule 457(c) based on the closing price of DTCS Ordinary Shares on the Nasdaq Capital Market on September 8, 2026 ($11.37 per share). Up to 1,652,509 shares may be issued; actual number may be fewer to the extent additional DTCS Public Shares are redeemed.

[2]	The securities are being registered in connection with the business combination (the "Business Combination") between DT Cloud Star Acquisition Corporation ("DTCS") and PrimeGen US, Inc. ("PGUS"), pursuant to which DTCS will merge with and into DTSQ Purchaser Inc. ("Pubco") and DTSQ Merger Sub, Inc. will merge with and into PGUS, with PGUS surviving as a wholly owned subsidiary of Pubco. Fees calculated pursuant to Rules 457(c), 457(f), and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Each nine DTCS Public Rights convert into one share of Pubco Class A Common Stock at closing, with no additional consideration. The 6,900,000 DTCS Public Rights and the 766,667 underlying shares of Pubco Class A Common Stock issuable upon conversion thereof are both being registered. Calculated pursuant to Rule 457(c) based on the closing price of DTCS Rights on the Nasdaq Capital Market on September 8, 2026 ($0.1002 per right). Aggregate offering price: 6,900,000 rights x $0.1002 = $691,380.00. Pursuant to Rule 457(i), no additional filing fee is required for the underlying shares.

[3]	The securities are being registered in connection with the business combination (the "Business Combination") between DT Cloud Star Acquisition Corporation ("DTCS") and PrimeGen US, Inc. ("PGUS"), pursuant to which DTCS will merge with and into DTSQ Purchaser Inc. ("Pubco") and DTSQ Merger Sub, Inc. will merge with and into PGUS, with PGUS surviving as a wholly owned subsidiary of Pubco. Fees calculated pursuant to Rules 457(c), 457(f), and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Calculated pursuant to Rule 457(f)(1). The aggregate transaction value of $1,489,800,000 represents the Purchase Price under the Business Combination Agreement, being the merger consideration payable to PGUS stockholders in Pubco Common Stock valued at the Redemption Price of $11.05 per share, less adjustments for PGUS warrants and options. The total proposed maximum aggregate offering price is the sum of the Rule 457(c) values for the Redomestication securities, the $1,489,800,000 transaction value, and the aggregate exercise prices for the underlying securities.

[4]	The securities are being registered in connection with the business combination (the "Business Combination") between DT Cloud Star Acquisition Corporation ("DTCS") and PrimeGen US, Inc. ("PGUS"), pursuant to which DTCS will merge with and into DTSQ Purchaser Inc. ("Pubco") and DTSQ Merger Sub, Inc. will merge with and into PGUS, with PGUS surviving as a wholly owned subsidiary of Pubco. Fees calculated pursuant to Rules 457(c), 457(f), and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Calculated pursuant to Rule 457(f)(1). The aggregate transaction value of $1,489,800,000 represents the Purchase Price under the Business Combination Agreement, being the merger consideration payable to PGUS stockholders in Pubco Common Stock valued at the Redemption Price of $11.05 per share, less adjustments for PGUS warrants and options. The total proposed maximum aggregate offering price is the sum of the Rule 457(c) values for the Redomestication securities, the $1,489,800,000 transaction value, and the aggregate exercise prices for the underlying securities.

[5]	Up to 1,931,900 Non-Redemption Warrants and up to 1,931,900 underlying shares of Pubco Class A Common Stock issuable upon exercise thereof are both being registered. Calculated pursuant to Rule 457(g) based on the exercise price of $2.00 per share (1,931,900 x $2.00 = $3,863,800.00). No separate fee is required for the warrants themselves.

[6]	Each nine DTCS Public Rights convert into one share of Pubco Class A Common Stock at closing, with no additional consideration. The 6,900,000 DTCS Public Rights and the 766,667 underlying shares of Pubco Class A Common Stock issuable upon conversion thereof are both being registered. Calculated pursuant to Rule 457(c) based on the closing price of DTCS Rights on the Nasdaq Capital Market on September 8, 2026 ($0.1002 per right). Aggregate offering price: 6,900,000 rights x $0.1002 = $691,380.00. Pursuant to Rule 457(i), no additional filing fee is required for the underlying shares.

[7]	Calculated pursuant to Rule 457(g) based on the exercise price of $0.90 per share (17,307,038 x $0.90 = $15,576,334.20). PGUS Warrants will convert into Pubco Warrants at closing.

[8]	Calculated pursuant to Rule 457(g) based on the exercise price of $0.0197 per share (13,300,000 x $0.0197 = $262,010.00). PGUS Options will convert into Pubco Options at closing.

[9]	Up to 1,931,900 Non-Redemption Warrants and up to 1,931,900 underlying shares of Pubco Class A Common Stock issuable upon exercise thereof are both being registered. Calculated pursuant to Rule 457(g) based on the exercise price of $2.00 per share (1,931,900 x $2.00 = $3,863,800.00). No separate fee is required for the warrants themselves.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date